UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

Tilray, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Road Nanaimo, BC, Canada	V9X IJ2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 845-7291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 3, 2018, Tilray, Inc. (“Tilray”) announced that it intends to offer, subject to market conditions and other factors, $400 million aggregate principal amount of Convertible Senior Notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The notes will be sold to accredited investors in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the management of Tilray will provide information to, and conduct meetings with, members of the investment community. Such information contains certain estimated preliminary financial results for the three months ended September 30, 2018, and are provided below.

The ranges presented below are based on the information available to Tilray at this time. Tilray has provided ranges, rather than specific amounts, because these results are preliminary. As such, Tilray’s actual results may vary materially from the estimated preliminary results presented here and will not be finalized until after the filing of this report. Tilray has not identified any unusual or unique events or trends that occurred during the period that it believes will materially affect these estimates.

This data has been prepared by, and is the responsibility of, Tilray’s management. Tilray’s independent registered public accounting firm, Deloitte LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte LLP does not express an opinion or any other form of assurance with respect thereto.

Tilray’s revenue for the three months ended September 30, 2018 is expected to be between $10.0 million and $10.5 million, compared to $5.5 million for the three months ended September 30, 2017.

In addition, as of September 30, 2018, Tilray’s cash and cash equivalents were between $117.5 million and $118.0 million, and our long-term debt (including current portion of long-term debt) was between $9.0 million and $9.5 million.

Cautionary Note Regarding Forward Looking Statements

The preliminary financial results for the three months ended September 30, 2018 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for Tilray’s full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data. These estimated preliminary results should be read in conjunction with Tilray’s consolidated financial statements and related notes as well as the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Tilray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and in Tilray’s prospectus related to the initial public offering of its Class 2 common stock filed pursuant to Rule 424(b)(4) (Registration Statement No. 333-225741).

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 is incorporated by reference into this Item 7.01.

The information in this Current Report on Form 8-K is being furnished, but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Tilray, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Tilray, Inc., dated October 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tilray, Inc.

Dated: October 3, 2018
	By:	/s/ Brendan Kennedy
Brendan Kennedy
Chief Executive Officer